Exhibit 5.1
                      Opinion of Manatt, Phelps & Phillips


MANATT
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PHELPS
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PHILLIPS
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ATTORNEYS AT LAW


November 5, 1996





Cupertino National Bancorp
20230 Stevens Creek Boulevard
Cupertino, California   95014

         RE: CUPERTINO NATIONAL BANCORP REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE
                  CUPERTINO NATIONAL BANCORP EMPLOYEE STOCK PURCHASE PLAN AND THE CUPERTINO NATIONAL BANCORP 1989 NON-QUALIFIED STOCK OPTION PLAN

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by
Cupertino National Bancorp ("Company") with the Securities and
Exchange Commission in connection with the registration under the Securities Act of 1933, as amended,of up to 95,000 shares of the Common Stock, without par value, of the Company which may be issued pursuant to the exercise of options and purchase rights granted under the Cupertino National Bancorp Employee Stock
Purchase Plan and the Cupertino National Bancorp 1995 Stock
Option Plan (the "Plans").

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that the 95,000 shares of Common Stock which may be issued upon exercise of options and purchase rights granted under the Plans are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with

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the provisions of the Plans, will be validly issued, fully paid and non-assessable.

         This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this Firm.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the aforementioned shares of Common Stock under the Securities Act of 1933, as amended.

                                Very truly yours,


                         MANATT, PHELPS & PHILLIPS, LLP












                         MANATT, PHELPS & PHILLIPS, LLP
        11355 West Olympic Boulevard, Los Angeles, California 90064-1614
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